EXHIBIT 10.5
                       AMENDMENT NO. 1 TO
                      SUBLICENSE AGREEMENT

This Amendment No. 1 to the Sublicense Agreement dated September
6, 2002 (the "Agreement") is made between GEYSER PRODUCTS, LLC
("Licensor") a Delaware limited liability company, and STAR
BEVERAGE, INC. ("Licensee"), a Nevada corporation.

WHEREAS, Licensor and Licensee desire to amend certain terms of the Agreement.

NOW THEREFORE, THE PARTIES hereto, in consideration of the mutual agreement hereinafter contained and promises herein expressed, do hereby agree as follows:

1. That the last sentence of Section 9 shall be deleted so that
   Section 9 shall read as follows:

       9.  Royalties.

       All royalties ("Royalties") provided for under this Agreement shall accrue when the respective items are sold, shipped, distributed, billed or paid for, whichever occurs first. Royalties shall also be paid by the Licensee to Licensor on all items, even if not billed (including, but not limited to introductory offers, promotions, or distributions) to individuals or companies which are affiliated with, associated with or are subsidiaries of Licensee.

2. That Section 13 of the Agreement shall be amended in its entirety to read as follows:

       13.  Payments.

       All payments shall be paid quarterly within fifteen (15) days of the end of each calendar quarter.

3. That all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Amendment on the date set forth below.

LICENSOR:                                    LICENSEE:

GEYSER PRODUCTS, LLC                         STAR BEVERAGE, INC.,


By: /s/                                      By: /s/
Name:  Jerry Ludeman                         Name:  Roger Mohlman
Title: Chief Executive Officer               Title: President

Date:     9/29/02                            Date:     9/29/02